Exhibit 10.3


                          OPTION TO PURCHASE AGREEMENT

THIS AGREEMENT, made effective this 2nd day of March, 2003

BETWEEN:

                                  FIDEL THOMAS,
                          a natural person residing at
                   8-534 Cambie Street, Vancouver, BC V6B 2N7

                                                                       ("Owner")

AND:
                             AMP PRODUCTIONS, LTD.,
               a British Columbia corporation having an office at
                  2708-939 Homer Street, Vancouver, BC V6B 2W6
                                                                   ("Purchaser")


WHEREAS, Owner is the sole and exclusive owner throughout the universe of all certain rights in and to that certain screenplay titled "CODE BLUE", written by the Owner (the "Literary Material");

AND WHEREAS, Purchaser desires to acquire the exclusive option to acquire all rights in and to the Literary Material with consideration and in reliance upon the Owner's representations and warranties as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein the parties agree as follows:

1.   OPTION

Owner hereby grants to Purchaser, its successors and assigns an exclusive and irrevocable option (the "Option") effective for a period of one year commencing on the above-written effective date of this Agreement (the "Initial Option Period") the option to acquire all right, title and interest (including all copyrights, and renewals and extensions thereof) and all theatrical, television, video and allied rights (the "Rights") as more particularly defined in the Literary Purchase Agreement, a true copy of which is attached hereto and marked as Exhibit "A" to this Agreement (the "Purchase Agreement"). The Option Period may be extended for an additional period of one year by the payment of TWO THOUSAND, FIVE HUNDRED DOLLARS ($2,500) (the "Extension Payment") to the Owner on or before the expiration of the Initial Option Period ("Second Option Period").

2.   AUTOMATIC EXTENSION OF OPTION PERIOD

The Option Period shall automatically be suspended and extended for the duration of any period during which a claim (which if sustained would constitute a breach of the Owner's warranties and representations herein or would in any way diminish Purchaser's full exercise of the rights granted herein) with respect to the Literary Material or the Rights has been asserted and remains unresolved, and during any period during which Purchaser's development or production activities based on the Literary Material or the Rights are interrupted or postponed by any occurrence of an event of force majeure (as this term is understood in the motion picture and television industries).

3.   FEE FOR OPTION

As full consideration for the Rights granted during the Initial Option Period, Purchaser agrees to pay Owner, the sum of TWO THOUSAND, FIVE HUNDRED DOLLARS ($2,500).

4.   EXERCISE OF OPTION

Purchaser may exercise the Option at any time during the Option Period by delivery to Owner of:

(a)  notice of the exercise of the Option;

(b) payment to Owner of the amount described and set out in paragraph 6 of the Literary Purchase Agreement (the "Purchase Price"), less the amount(s) previously paid to Owner for the Initial Option Period or the Second Option Period (if applicable) within five days of notice of the exercise of the Option; and

(c) a fully-executed original of the Purchase Agreement in the same form attached as Exhibit "A", dated as of the effective date of the exercise of the Option.

If Purchaser does not exercise the Option, then the sums paid to Owner pursuant to this Agreement shall be and remain the sole property of the Owner without any further obligation owed to the Purchaser in respect thereof.

5.   RIGHTS DURING THE OPTION PERIOD

At any time during the Option Period, Purchaser may enter into conditional agreements relative to the financing or distribution of any production based on the Literary Material or any of the Rights. Furthermore, Purchaser shall have the right, but not the obligation, to do any and all other acts normally done by Purchasers in the entertainment industry in relation to the development and pre-production stages of a production.

6.   FURTHER INSTRUMENTS

At Purchaser's request, Owner shall promptly sign or cause the signature of any and all additional documents, including without limitation, the Purchase Agreement, a Short Form Assignment and a Certificate of Authorship in the same forms attached to this Option to the Purchase Agreement as Exhibits A, B and C respectively, and will perform or cause the performance of any other acts which Purchaser may reasonably deem necessary or desirable to effectuate the purposes of this Agreement. Upon Owner's failure to do so promptly, Owner hereby appoints Purchaser as Owner's attorney-in-fact for such purposes (it being acknowledged that such appointment is irrevocable and shall be deemed a power coupled with an interest), with full power to sign and deliver such documents and with full powers of substitution and delegation.

7.   REVERSION OF RIGHTS

If the Purchaser does not timely exercise the Option during the Initial Option Period or the Second Option Period (if applicable) and timely pay the Purchase Price, the Option shall end and all rights vested, assigned or transferred to the Purchaser, if any, in the Literary Property or the Rights shall revert to Owner. Purchaser shall immediately execute and deliver to Owner any assignments and documents required to effectuate any reversion to the Owner.

8.   OWNER'S WARRANTIES

Owner hereby warrants and represents that:

(a) Owner has the full right, power and authority to enter into this Agreement and to grant and assign to Purchaser the Rights and to grant to Purchaser all of the other rights granted to Purchaser herein without the consent of any third party;

(b) the Literary Material is wholly original with Owner, and that with respect to any actual persons, entities or events referred to therein, is true and accurate;

(c) neither the Literary Material, nor any of the other literary material written or to be written or furnished by Owner in connection with any production based on the Literary Material (the "Material") will not in any way infringe upon or violate the copyright, right of privacy or publicity, or common law rights or literary or dramatic or motion picture rights of, or to the best of the Owner's knowledge constitutes a libel or defamation against, or invasion of the rights of privacy or any other rights of any party whatsoever;

(d) Owner owns all of the right, title and interest (including without limitation, the copyright throughout the world) in and to the Literary Material free and clear of any liens, encumbrances and other third party interests of any kind, and free of any claims or litigation, whether pending or threatened which might in an way prejudice, interrupt or interfere with the use by Purchaser of any of the rights granted herein to Purchaser;

(e) Owner has not entered into and will not enter into any agreement selling, assigning, transferring, licensing, granting, encumbering, derogating from or otherwise affecting the Rights or any of the rights granted herein to Purchaser;

(f) the Literary Material has not previously been exploited in any manner, whether as a motion picture, television production, play or otherwise, and no rights have been granted to third parties to do so; and

(g) The Literary Material may be validly copyrighted and registered for copyright in Canada and the United States and may similarly be protected elsewhere so far as the laws of other countries provide for such protection, and no party of the Literary Material is in the public domain and Owner will take all steps necessary to prevent the work from falling into the public domain.

9.   INDEMNIFICATION

Owner and Purchaser each agree to indemnify and hold harmless the other party, its successors, licensees and assigns, from any losses, damages, liabilities, claims, costs and expenses, including reasonable legal fees, arising as a result of any breach of any warranty, undertaking or representation made in this Agreement.

10.  ASSIGNMENT

Purchaser may at any time license, assign or transfer this Agreement or any of the rights granted to Purchaser hereunder, but no such assignment shall relieve Purchaser of its obligations hereunder without Owner's prior written consent, which shall not be unreasonably withheld. Owner may not license, assign or transfer this Agreement or any of the rights granted to Owner hereunder, except that Owner may assign the right to receive payments hereunder.

11.  NO OBLIGATION TO EXPLOIT

Nothing contained in this Agreement shall be construed as requiring Purchaser to exercise or exploit, or to continue to exercise or exploit, any of the Rights granted hereunder.

12.  NOTICES

All notices and payments hereunder shall be in writing and shall be given either by personal delivery, telegram, telex (toll prepaid) or by registered, certified or Express mail (postage prepaid), or by nationally recognized overnight delivery service (delivery fee prepaid) to the appropriate party at the address listed below, or at such other address as such party shall have specified by written notice hereunder, and the date of such personal delivery, mailing, telegraphing, telexing, or deposit for delivery shall be the date of the giving of such notice. All notices due Owner under this Agreement will be sent in care of, and all moneys due Owner under this Agreement will be paid to Owner or if designated by the Owner, the Owner's agent, and the receipt by said agents will be a good and valid discharge of such indebtedness. All notices and payments hereunder shall be made to the appropriate party at the following address:

if to the Owner:
----------------

8-534 Cambie Street
Vancouver, BC
V6B 2N7
if to the Purchaser:
--------------------

AMP Productions, Ltd.
2708-939 Homer Street
Vancouver, B.C.
V6B 2W6

Attention: Thomas E. Mills


13.  JURISDICTION

This Agreement shall be interpreted in accordance with and subject to the laws of the province of British Columbia applicable to agreements fully executed and performed therein. All sums referred to herein shall refer to currency of the United States of America.

14.  ENTIRE AGREEMEN1

This Agreement and the Purchase Agreement set forth the complete understanding between the parties with respect to the Literary Material and the Rights and may not be modified except by an instrument in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 2nd day of March, 2003.


                                                      /s/ Fidel Thomas
                                                      Fidel Thomas


                                                       AMP PRODUCTIONS, LTD.


                                                       per:  /s/ Thomas Mills
                                                             Thomas E. Mills
                                                             President

                                   Exhibit "C"

                            CERTIFICATE OF AUTHORSHIP
                            -------------------------


To:  AMP Productions, Ltd.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I the undersigned, Fidel Thomas, hereby certifies and warrants, subject to the terms of the Option to Purchase Agreement dated March 2, 2003, between Fidel Thomas and AMP Productions, Ltd. ("AMP") and Literary Purchase Agreement, as follows:

1. I am the sole author and the original copyright holder of the original literary and dramatic work and original screenplay entitled "CODE BLUE" (the "Property").

2. As the sole author of the Property, I am entitled to assign the copyrights (and all extensions and renewals of copyright) in and to the Property, including the right to make such changes and uses thereof as I may from time to time determine.

3. I wrote the Property by myself and not in collaboration with any other party and I am the original sole owner under copyright, of all rights to the Property.

4. The Property is original and to the best of my knowledge and belief, does not defame, infringe upon or violate the rights of any person, firm or corporation, and to the best of my knowledge and belief, is not the subject of any litigation or claim, threatened, pending or otherwise, that might give rise to litigation.

5. The option to acquire the Property was exercised by AMP in accordance with the terms of the Option to Purchase Agreement.

6. I confirm I have irrevocably granted, assigned and sold to AMP, exclusively, in perpetuity and throughout the universe, all right, title and interest, of every type and sort, now known or hereinafter devised, in the Property, except for the rights which I have reserved as set forth in paragraph 5 of the Literary Purchase Agreement.

7. I confirm that I have received all payments (except for Contingent Compensation) in full owing to me by AMP pursuant to the Option Agreement and Literary Purchase Agreement.

8. I hereby waive any and all rights anywhere of "Droit Moral" or "Moral Rights of Authors" or any similar rights or principles of law which I may now or later have in the Property or any where derived therefrom. It is agreed that my consideration for the waiver of "Droit Moral" in the Property is included in the compensation which has been paid pursuant to the Option to Purchase Agreement and the Literary Purchase Agreement.

9. I agree to indemnify AMP against any breach of any of the representations and warranties contained herein. I agree to execute any other documents

     (paragraph 6 of the Option to Purchase Agreement) which AMP reasonably deems necessary or desirable to effectuate the purposes of the Option to Purchase Agreement.

10. AMP's rights in the Property may be assigned, transferred and/or licensed and its rights and obligations will be binding upon myself and enure to the benefit of my assignees, transferees, successors, heirs and licensees.

11. I agree, at the request and expense of AMP, to execute any documents and to do any other acts reasonably deemed necessary by AMP or its assignees or licensees to further evidence or effectuate AMP's rights as set forth in this Certificate of Authorship, the Option to Purchase Agreement and/or the Literary Purchase Agreement. Upon my failure promptly to do so, I hereby appoint AMP as attorney-in-fact for such purposes (it being acknowledged that such appointment is irrevocable and coupled with an interest) with full power of substitution and delegation.

12. Any remedies which I may have, against AMP arising out of any breach of any agreement, including, but not limited to, the Option to Purchase Agreement and/or the Literary Purchase Agreement, in connection with the Property and the Picture based thereon shall be limited to the right to recover damages, if any, in an action at law, and I hereby, waive any right or remedy in equity, including any right to terminate the Option to Purchase Agreement and/or the Literary Purchase Agreement or to rescind AMP's right, title and interest in and to the Property or the results and proceeds of my services or to enjoin, restrain or otherwise impair in any manner the production, distribution, advertising or any other exploitation of the Picture or any parts or elements thereof.

     I have caused this document to be executed as of this ______ day of ________________, 200__.



                                                        ------------------------
                                                        FIDEL THOMAS

                                   Exhibit "B"

                         SHORT FORM ASSIGNMENT OF RIGHTS

KNOW ALL MEN BY THESE PRESENTS that in consideration of the payment of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that Fidel Thomas ("Assignor") does hereby sell, license, grant, assign, convey, transfer and set over unto AMP Productions, Ltd. ("Assignee") its successors, licensees, transferees and assignees forever under copyright, the sole and exclusive motion picture rights, television motion picture and other television rights, all radio broadcasting rights, all dramatic rights on the legitimate stage and publication rights limited to 10,000 words for advertisement, publicity and rights throughout the world in perpetuity in and to that certain original screenplay described as follows:

Title: "CODE BLUE"
Written by: FIDEL THOMAS

including all titles, elements, themes, stories, plots, incidents, music, lyrics, arrangements, choreography, dialogue, characters, character names, action revisions, dramatizations, sequels and their parts and components contained therein, now or hereafter in existence, as well as all copies of any and all manuscripts thereof, and all versions and translations thereof and in and to the copyrights thereof and all renewals and extensions of such copyrights.

The Assignor and the Assignee have entered into a certain Literary Purchase Agreement dated the 2nd day of March, 2003 between Assignor and Assignee wherein the rights so assigned are more fully described. This agreement is made expressly subject to the terms and conditions of the said agreement.

IN WITNESS WHEREOF the undersigned has executed this assignment this 2nd day of March, 2003.


                                                   --------------------
                                                   FIDEL THOMAS


On this ____ day of ____________, 2003, before me, the undersigned, a Notary Public in the Province of British Columbia, appeared before me Fidel Thomas and he then demonstrated to me that he is the person whose name is subscribed to in the within instrument and he acknowledged to me that he had executed the same in his own capacity.

WITNESS by hand and an official seal.


                                                   -----------------------------
                                                   Notary Public

                                   Exhibit "A"

                           LITERARY PURCHASE AGREEMENT

This Agreement made effective the 2nd day of March, 2003, is by and between Fidel Thomas, a writer presently residing at 8-534 Cambie Street, Vancouver,
British Columbia V6B 2N7 ("Owner") and AMP Productions Ltd. a company incorporated pursuant to the law of the province of British Columbia having a place of business located at 2708-939 Homer Street, Vancouver, BC V6B 2W6 ("Purchaser").

WHEREAS:

A. Owner is the sole and exclusive owner throughout the world of all rights in and to the original screenplay titled "CODE BLUE" written by the Owner (the "Literary Material").

B. The Literary Material and the plots, themes, titles, characters and copyright thereof, and any translations, dramatizations and other adaptations or versions thereof now or hereafter created, are herein collectively referred to as the "Property".

C. Purchaser wants to acquire the Rights in consideration for the purchase price provided herein and in reliance upon Owner's representations and warranties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

1.   RIGHTS GRANTED

Owner hereby sells, grants, conveys and assigns to Purchaser its successors, licensees and assigns exclusively and forever, all right, title and interest of any nature including, but not limited to, all motion picture rights, all rights for advertisement, publicity and exploitation purposes, and certain incidental and allied rights, throughout the world, in and to the Property and in and to the copyright of the Property and all renewals and extensions of copyright. The rights granted to Purchaser hereunder (without limiting the grant of rights herein) are the following exclusive rights throughout the world (hereinafter collectively referred to as the "Rights"):

(a) All theatrical motion picture, non-theatrical motion picture, all forms of the medium known as television, radio, home video, audio-visual devices, remakes, sequels, publishing, soundtrack, music, merchandizing and legitimate stage rights, all copyrights therein and thereto (including all renewals and extensions) and all other allied or ancillary uses including the right to produce, distribute, advertise and publicize the Property, exclusively and perpetually throughout the world and in all forms of media known or hereinafter devised;

(b) To broadcast, transmit or reproduce the Property or any adaptation or version of it (including without limitation any motion picture produced hereunder and/or any script or other material based on or using the

     Property or any of the characters, themes or plots of it), by means of television or any process analogous thereto whether now known or from now on devised (including commercially sponsored, sustaining and subscription or pay-per-view television), by motion pictures produced on films or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or from now on devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the Rights granted to Purchaser hereunder for motion picture purposes.

(c) To publish and copyright or cause to be published and copyrighted in the name of Purchaser or its nominee in any languages throughout the world, in any form or media, synopses, serializations, dramatizations, abridged and revised versions of the Property or adapted from the Property or from any motion picture or version of the Property for advertising, publicizing and exploiting any such motion picture and/or other version.

(d) For the foregoing purposes to use all or any part of the Property and any of the characters, plots, themes and ideas contained therein, and the title of the Property and any title or subtitle or any component of the Property, and to use said titles or subtitles for any motion picture or other version of adaptation whether the same is based on or adapted from the Property or as the title of any musical composition contained in any such motion picture or other version or adaptation.

(e) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and its motion picture or other versions and the title or titles of it and characters of it and their names or characteristics.

     The Rights herein granted to the Purchaser shall be cumulative and Purchaser may exercise or use any or all of the Rights simultaneously with or in connection with or separately and apart from the exercise of any other of said Rights. The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously with it, whether the same is produced on film or by any other method or means now or from now on used for the production, exhibition or transmission of any kind of motion picture productions.

2.   RIGHT TO MAKE CHANGES

Owner agrees that Purchaser shall have the right to vary, change, alter, modify, add to and delete from the Property, and to rearrange and transpose the Property and change the sequence of it and the characters and descriptions of the characters contained in the Property, and to use a portion or portions of the Property or the characters, plots, or theme of it with any other literary, dramatic or other material of any kind.

3.   NO DROIT MORAL

Owner hereby waives the benefits of any provisions of law known as the moral right of authors or "droit moral" or any similar law in any country of the world and agrees not to permit or prosecute any action or lawsuit on the ground that any Picture or other version of the Property produced or exhibited by Purchaser, its assigns or licensees, in any way constitutes an infringement of any of the Owner's "droit moral" is in any way a defamation or mutilation of the Property or any part of it or contains unauthorized variations, alterations, modifications, changes or translations.

4.   DURATION AND EXTENT OF RIGHTS GRANTED

Purchaser shall enjoy, solely and exclusively, all the Rights granted hereunder throughout the universe, in perpetuity, as long as any Rights in the Property are recognized in law or equity. All Rights granted herein to Purchaser are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

5.   RIGHTS RESERVED

Owner hereby reserves all rights of novelization of the Property as per the existing Independent Production Agreement of the Writer's Guild of Canada currently in effect at the time of the execution of this Agreement.

6.   CONSIDERATION

As consideration for all Rights granted and assigned to Purchaser and for Owner's representations and warranties herein contained, Purchaser agrees to pay to Owner, and Owner agrees to accept the greater of: TWENTY THOUSAND ($20,000) approved and bonded.

The Payment of the Purchase Price shall be made to Owner within five days of the commencement of principal photography for the Picture and upon receipt by Purchaser of all necessary documentation to effect and evidence the transfer of Rights granted herein.

7.   CONTINGENT COMPENSATION

(a) In the event that a theatrical or television motion picture is produced by Purchaser or its assigns, based on the Property (the "Picture") and the budget of the Picture as of the first day of principal photography and as allowed by all entities financing or guaranteeing completion of the Picture, is not less than One Million, Five Hundred Thousand Dollars ($1,500,000.00), Owner shall receive additional compensation to make the Purchase Price equivalent to the Script Fee payable to a writer pursuant to the most current Independent Production Agreement of the Writer's Guild of Canada, notwithstanding that neither the Owner nor Purchaser are a member or subscriber thereof.

(b) In addition to the amounts set out above, Purchaser shall pay to Owner Three percent (3%) of One Hundred percent (100%) of Purchaser's "Net Profits" of the Picture, or any television series, pilot or movie-of-the-week (as that term is used in the entertainment industry) that derives directly from the Property. "Net Profits" will be defined, computed, accounted for and paid in accordance with Purchaser's standard Net Profits definition based on the Purchaser's "break even" negative cost position after payment of all reasonable production expenses and receipt by the Purchaser of all distribution advances and gross receipts from exploitation of the Picture and the Property.

8.   TURNAROUND RIGHT

In the event that Purchaser does not produce a theatrical or television motion picture based on the Property within five (5) years from the date of the execution of this Agreement, Owner may re-acquire all of the Rights herein granted by payment to the Purchaser of an amount equivalent to one-half of any sums paid to Owner by the Purchaser.

9.   TITLE

Owner acknowledges and agrees that included among the rights granted by Owner to Purchaser hereunder is the right to use the current title of the Property or any previous title by which it was known, as the title of any motion picture or other project based upon the Property and in connection with the production, exhibition, advertising and other exploitation of any motion picture or other project based upon the Property and all subsidiary rights therein.

10.  REPRESENTATIONS AND WARRANTIES

Owner represents and warrants, subject to the following warranties and representations of Owner to Purchaser, Purchaser shall indemnify and hold Owner harmless from and against any claim arising out of or in connection with the development, production or distribution of any derivative work produced from the Property pursuant to the Rights granted hereunder to Purchaser as follows:

(a) Owner is the sole author and creator of the Property and is the sole and exclusive owner throughout the world of all rights in and to the Literary Property, the Property is not in the public domain in any country in the world where copyright protection is available and there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Property, or in any part thereof, or in any rights granted herein and that all appropriate protection of such rights will continue to be maintained by Owner;

(b) Owner has the full and sole right and authority to enter into this Agreement and to convey the Rights and all other rights conveyed to Purchaser as herein set forth;

(c) to the best of Owner's knowledge, no motion picture or dramatic version of the Property, or any part of it, has been manufactured, produced, presented or authorized; no radio or television development, presentation, or program based on the Property, or any part of it, has been manufactured, produced, presented, broadcast or authorized;

(d) none of the Rights herein granted or assigned to Purchaser have been granted or assigned, licensed or otherwise encumbered, diminished or impaired, except with respect to Purchaser and to the best of Owner's knowledge Owner has not committed, omitted to perform any act by which such rights could or will be encumbered, diminished or impaired;

(e) Owner has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, except material which is in the public domain, has Owner copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; to the best of Owner's knowledge, no material contained in the Property is libelous or in violation of the right of privacy of any person; to the best of Owner's knowledge that the full utilization of any and all rights in and to the Property granted by Owner pursuant to this Agreement will not violate the rights of any person, firm or corporation.

11.  INDEMNIFICATION

(a) The parties hereto agree to indemnify the other against all judgments, liability, damages, penalties, losses and expense (including reasonable legal fees) which may be suffered or assumed by or obtained against the other party by reason of any breach or failure of any warranty or agreement herein made by the other party.

(b) Neither party shall be liable to the other party for damages of any kind in connection with any Picture it may produce, distribute or exhibit, or for damages for any breach of this Agreement (except failure to pay the money consideration herein specified) occurring or accruing before the other party has or had reasonable notice and opportunity to adjust or correct such matters.

(c) All rights, licenses and privileges herein granted to Purchaser are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

12.  PROTECTION OF RIGHTS GRANTED

Owner hereby grants to Purchaser the free and unrestricted right, but at Purchaser's own cost and expense, to institute in the name and on behalf of Owner, or Owner and Purchaser jointly, any and all legal proceedings, to enjoin and restrain any infringements of the Rights herein granted, and hereby assigns and sets over to Purchaser any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon; Owner shall not compromise, settle or in any manner interfere with such litigation if brought; and Purchaser agrees to indemnify and hold Owner harmless from any costs, expenses or damages which Owner may suffer as a result of any such suit or proceeding.

Nothing in this Agreement will be construed as compelling or obligating the Purchaser to institute legal proceedings on behalf of Owner, or Owner and Purchaser jointly.

13.  COPYRIGHT

Owner shall execute any documentation that will evidence the transfer of copyright in and to the Property of the Purchaser.

14.  CREDIT OBLIGATIONS

Purchaser shall have the right to publish, advertise, announce and use, in any manner or medium, the name, approved biography and approved photographs or approved likenesses (such consent not unreasonably withheld) of Owner in connection with any exercise by Purchaser of the Rights hereunder, provided such use shall not constitute an endorsement of any product or service.

Subject to the foregoing, Owner shall be accorded the following credits on a single card on screen and in paid ads controlled by Purchaser and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any other person (other than a performer) is accorded credit in third to last position and size according to Purchaser's discretion in the following form:

                  "Screenplay by Fidel Thomas"

Alternatively, Owner has the right to designate a pseudonym to be used subject to the reasonable approval of the Purchaser over the pseudonym chosen (such approval not to be unreasonably withheld).

Subject to the foregoing, the writers of the Story shall be accorded the following credits on a single card on screen and in paid ads controlled by Purchaser and in size of type (as to height, width, thickness and boldness) equal to the largest size of type in which any other person (other than performer's) is accorded credit in second to last position and size of Purchaser's discretion in the following form:

                  "Story by Fidel Thomas"

No other "written by", "story by" or "screenplay by" or similar writing credit shall be given to any other party.

If Purchaser shall exploit any other rights in and to the Property, then Purchaser agrees to give appropriate source material credit (as set out above) to the Property, to the extent that such source material credits are customarily given in connection with the exploitation of such rights.

No casual or inadvertent failure to comply with any of the provisions of this clause shall be deemed a breach of this Agreement by the Purchaser. Owner hereby expressly acknowledges that in the event of a failure or omission constituting a breach of the provisions of this paragraph, the damage (if any) caused Owner thereby is not irreparable or sufficient to entitle Owner to injunctive or other equitable relief. Consequently, Owner's rights and remedies in the event of such breach shall be limited to the right to recover damages in an action at law. Purchaser agrees to provide in its contracts with distributors of the Picture that such distributors shall honour Purchaser's contractual credit commitments and agrees to inform such distributors of the credit provisions herein.

15.  INSURANCE

Purchaser agrees to add Owner as an additional insured to an Errors and Omissions policy obtained for the production of any Picture based on the Property.

16.  NOTICES AND PAYMENTS

All notices and payments hereunder shall be made to the appropriate party at the following address:

if to the Owner:
----------------

8-534 Cambie Street
Vancouver, BC
V6B 2N7


if to the Purchaser:
--------------------

AMP Productions, Ltd.
2708-939 Homer Street
Vancouver, B.C.
V6B 2W6

Attention: Thomas E. Mills


17.  MISCELLANEOUS

(a) This Agreement between the parties does not constitute a joint venture or partnership of any kind.

(b) All amounts referred to in this Agreement shall refer to currency of the United States of America, unless otherwise indicated.

(c) All rights, remedies, licences, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Purchaser may exercise or use any of them separately or in conjunction with any one or more of the others.

(d) A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

(e) If any provision of this agreement is applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance, or the validity or enforceability of this Agreement.

(f) The Parties shall do any and all acts and execute any and all documents as may reasonably be required to give effect to and in accordance with this Agreement.

(g)  This  Agreement  shall  be  construed  in  accordance  with the laws of the

     Province of British Columbia and Canada.

(h) Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this Agreement or intent of any provision.

(i) This Agreement contains the entire understanding of the parties relating to the subject matter, and this Agreement cannot be changed except by written Agreement executed by the party to be bound.


IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the ___ day of ______________, 2003.



                                                 ---------------------
                                                 Fidel Thomas


                                                 AMP PRODUCTIONS, LTD.


                                                 per:
                                                      --------------------------
                                                      Thomas E. Mills
                                                      President